UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012

_______________________

SENTISEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52320	20-5655648
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27 East 62nd Street, Suite 9D
New York, NY	10065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 510-7905

(Former name or former address, if changed since last report.)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

SentiSearch, Inc. (the “Company”) plans to file a Form 15 with the Securities and Exchange Commission (the “SEC”) on March 28, 2012 to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company is eligible to file Form 15 because its common stock is held of record by less than 300 persons. The Company believes that the continued costs of being a reporting company are no longer justifiable, given the Company’s limited operations and capital.

In connection with the deregistration process, the Company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board. The Company anticipates that its shares of common stock will be quoted on the Pink Sheets, but there can be no assurance that any broker will make a market in the Company’s common stock. Holders of restricted shares of the Company’s common stock should be aware that once the Company goes dark, such holders will no longer be permitted to rely on Rule 144 under the Securities Act of 1933, as amended, to effect public resales of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTISEARCH, INC.

Dated: March 13, 2012	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer, Secretary, Treasurer and Chairman of the Board